EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-55020 and No. 333-82874) of Align Technology, Inc. of our report dated February 7, 2002 relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California
March 27, 2002